                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                   LECG, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

    1) Title of each class of securities to which transaction applies:   N/A
                                                                        -----
    2) Aggregate number of securities to which transaction applies:   N/A
                                                                     -----
    3) Per unit price or other underlying value of transaction computed pursuant
       to Exchange Act Rule O-11:   N/A
                                   -----
    4) Proposed maximum aggregate value of transaction:   N/A
                                                         -----
    5) Total fee paid:   N/A
                        -----

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:   N/A
                                -----
    2) Form, Schedule or Registration Statement No.:   N/A
                                                      -----
    3) Filing Party:   N/A
                      -----
    4) Date Filed:  N/A
                    ----

                         [LOGO OF LECG APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1998

                                                                   April 3, 1998

To The Shareholders of LECG, Inc.:

  You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of LECG, Inc. (the "Company") to be held on April 24, 1998, at 12:00 noon, at 1900 Powell Street, 2nd Floor, Emeryville, California 94608, for the following purposes:

  1. To elect seven directors.

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

  3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Only holders of record of the Common Stock at the close of business on March 31, 1998 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person.

                                     By Order of the Board of Directors.


                                     /s/ THOMAS M. JORDE
                                     -------------------------------
                                     THOMAS M. JORDE
                                     President

    United States . Canada . United Kingdom . Belgium . France . New Zealand

                                  LECG, INC.
                              2000 POWELL STREET
                         EMERYVILLE, CALIFORNIA 94608

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 3, 1998

  This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of LECG, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on April 24, 1998 and at any adjournments thereof.

  At the Annual Meeting, the Shareholders will be asked:

  1. To elect seven directors.

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ended December 31, 1998.

  3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

  The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock ("Common Share") held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

  This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about April 3, 1998.

                              THE ANNUAL MEETING

DATE, TIME AND PLACE

  The Annual Meeting will be held on April 24, 1998 at 12:00 noon, local time, at 1900 Powell Street, 2nd Floor, Emeryville, California 94608.

GENERAL

  The Company's principal office is located at 2000 Powell Street, Emeryville, California 94608 and its telephone number is (510) 653-9800.

RECORD DATE AND SHARES ENTITLED TO VOTE

  Shareholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 13,027,867 Common Shares outstanding and entitled to vote.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND PROXY SOLICITATION

  Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder's votes on the same principle among as many candidates as the shareholder chooses, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

  Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" (the "Votes Cast") at the Annual Meeting with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of Shareholders of the Company that are intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than 120 days before the one year anniversary of last year's meeting and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

SHAREHOLDER INFORMATION

  IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO LECG, INC., 2000 POWELL STREET, EMERYVILLE, CA 94608, ATTENTION: INVESTOR RELATIONS.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each persons (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

                                                             SHARES
                                                     BENEFICIALLY OWNED(1)
                                                     --------------------------
BENEFICIAL OWNER                                       NUMBER      PERCENT(2)
----------------                                     ------------- ------------
David J. Teece(3)...................................     2,404,260        18.5%
Gordon C. Rausser(4)................................     1,279,834         9.8%
Thomas M. Jorde(5)..................................     1,271,266         9.8%
Robert G. Harris(6).................................     1,005,586         7.7%
Richard J. Gilbert(7)...............................       994,875         7.6%
Kimberly D. Gilmour.................................        73,133           *
Donald A. Bunch.....................................        42,845           *
Mario M. Rosati.....................................           --            *
William J. Spencer..................................           --            *
All Directors and Executive Officers as a group (9
 persons)...........................................     7,071,799        54.3%

--------
 *  Represents less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o LECG, Inc., 2000 Powell Street, Emeryville, California 94608.
(2) Percent Ownership is based on 13,027,867 shares of Common Stock outstanding as of March 31, 1998. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes 1,081,306 shares held by two family trusts.
(4) Includes 177,602 shares held by one family trust.
(5) Includes 501,286 shares held by three family trusts.
(6) Includes 78,770 shares held by two family trust.
(7) Includes 347,044 shares held by three family trusts.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  At the Annual Meeting, seven directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

  The names of the nominees and certain information about them are set forth below:

                                                                       DIRECTOR
   NAME OF NOMINEE                      AGE POSITION                    SINCE
   ---------------                      --- --------                   --------
   David J. Teece...................... 49  Chairman of the Board        1988
   Thomas M. Jorde..................... 51  President and Director       1988
   Richard J. Gilbert.................. 53  Director                     1990
   Robert G. Harris.................... 55  Director                     1994
   Gordon C. Rausser................... 54  Director                     1990
   Mario M. Rosati(1)(2)............... 51  Director                     1997
   William J. Spencer(1)(2)............ 67  Director                     1997

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

  David J. Teece. Dr. Teece has served as Chairman of the Board of Directors of the Company since the Company was founded in 1988. Since 1982, he has been a professor of business administration at the University of California at Berkeley where since 1994, he has directed the Institute of Management, Innovation and Organization. Dr. Teece has authorized numerous publications in economics, business and technology strategy. He has been an economic and business consultant for 25 years.

  Thomas M. Jorde. Professor Jorde has served as President and on the Board of Directors of the Company since 1988. Professor Jorde received his B.A. from Yale University in 1969 and his J.D. from Yale University in 1972 after which he served as a law clerk to Justice Brennan, United States Supreme Court. Since 1982, Professor Jorde has been Professor of Law at the University of California at Berkeley. Professor Jorde is the co-founder of Boalt Hall's Program in Technology and Law.

  Richard J. Gilbert. Dr. Gilbert has served on the Board of Directors of the Company since 1990. Since 1983, Dr. Gilbert has been professor of Economics and adjunct professor of business administration at the University of California at Berkeley. His previous positions include Assistant Attorney General for Antitrust Economics in the United States Department of Justice and Director of the University of California Energy Institute. Dr. Gilbert has been an economic and business consultant for over 20 years.

  Robert G. Harris. Dr. Harris has served on the Board of Directors of the Company since 1994. Since 1996, Dr. Harris has been a Professor Emeritus, and from 1977 until 1996, Professor at the Haas School of Business at the University of California at Berkeley. Dr. Harris has also served as Deputy Director of the Interstate Commerce Commission.

  Gordon C. Rausser. Dr. Rausser has served on the Board of Directors of the Company since 1990. Since 1986, he has been the Robert Gordon Sproul Distinguished Professor, and since 1994, Dean of the College of Natural Resources at the University of California at Berkeley. He has served as a Senior Economist on the Council of Economic Advisors and as a Chief Economist of the Agency for international Development and is a fellow of the American Association for the Advancement of Science, the American Statistical Association and the American Agricultural Economics Association.

  Mario M. Rosati. Mr. Rosati has served on the Board of Directors of the Company since October 1997. He is a member of the law firm of Wilson Sonsini Goodrich & Rosati, which he joined in 1971. Mr. Rosati is a graduate of Boalt Hall, University of California at Berkeley. Mr. Rosati is a director of C*ATS Software, Inc., a software development company, Genus, Inc., a semiconductor company, Meridian Data, Inc., a software development company, Ross Systems, a client/server application software company, Aehr Test Systems, a semiconductor testing device company, and Sanmina Corporation, a customized, integrated electronics manufacturing services company, as well as several private companies.

  William J. Spencer. Dr. Spencer has served on the Board of Directors of the Company since October 1997. Since 1990, he has been President and Chief Executive Officer of SEMATECH, a non-profit research and development consortium of U.S. semiconductor manufacturers. He was appointed Chairman of the Board of SEMATECH in August 1996. From May 1986 until October 1990, he was Group Vice President and Senior Technical Officer of Xerox Corporation. Dr. Spencer is a director of Investment Corporation of America and Adobe Systems, Inc.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held a total of 7 meetings and took no actions by written consent during the fiscal year ended December 31, 1997. No director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

  The Audit Committee of the Board of Directors, which consists of Messrs. Rosati and Spencer, was founded in October of 1997 and did not meet during the last fiscal year. The Audit Committee reviews and advises the Board of Directors regarding the Company's accounting matters and is responsible for reviewing and recommending the annual appointment of the independent public accountants, recommending the engagement of the Company's independent public accountants and the services to be performed by them, and reviewing and evaluating the accounting principles being applied to the Company's financial reports.

  The Compensation Committee of the Board of Directors, which consists of Messrs. Rosati and Spencer, was founded in October 1997 and did not meet during the last fiscal year. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.

  The Board of Directors has no nominating committee or any committee performing such function.

DIRECTOR COMPENSATION

  Outside directors receive $2,000 per meeting attended and $500 per telephonic Board meeting attended. The remaining directors receive $1,000 for each meeting of the Board attended. Committee members receive $500 for each meeting of a Committee attended, plus, in each case, expenses incident to attendance at such meetings. Certain directors also act as experts for the Company and receive compensation for their work experts. See "Certain Relationships and Related Transactions."

  In December of 1997, Messrs. Rosati and Spencer each received, in connection with their services to the Company as Directors, a nonstatutory option exercisable to purchase 5,000 shares of the Company's Common Stock at an exercise price of $9.00 per share. These options have a term of five years and vest over three and one-half years from the commencement date, assuming continued service by such individuals as members of the Board of Directors of the Company. See "Certain Relationships and Related Transactions."

VOTE REQUIRED

  The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See "Quorum; Abstentions; Broker Non-Votes."

  MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE

                       EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth certain information with respect to the executive officers of the Company as of March 30, 1998:

   NAME-                                     AGE POSITION
   -----                                     --- --------
   David J. Teece..........................   49 Chairman of the Board
   Thomas M. Jorde.........................   51 President and Director
   Kimberly D. Gilmour.....................   40 Chief Financial Officer and
                                                 Secretary
   Donald A. Bunch.........................   52 Chief Operating Officer

  David J. Teece. Dr. Teece has served as Chairman of the Board of Directors of the Company since the Company was founded in 1988. Since 1982, he has been a professor of business administration at the University of California at Berkeley where since 1994, he has directed the Institute of Management, Innovation and Organization. Dr. Teece has authored numerous publications in economics, business and technology strategy. He has been an economic and business consultant for 25 years.

  Thomas M. Jorde. Professor Jorde has served as President and on the Board of Directors of the Company since 1988. Professor Jorde received his B.A. from Yale University in 1969 and his J.D. from Yale University in 1972 after which he served as a law clerk to Justice Brennan, United States Supreme Court. Since 1982, Professor Jorde has been Professor of Law at the University of California at Berkeley. Professor Jorde is the co-founder of Boalt Hall's Program in Technology and Law.

  Kimberly D. Gilmour. Ms. Gilmour has served as Secretary of the Company since October of 1997 and as Chief Financial Officer of the Company since 1991. Prior to joining the Company she held various positions at KPMG Peat Marwick, LLP. She has over 14 years of accounting and operational experience and is a C.P.A.

  Donald A. Bunch. Mr. Bunch has served as Chief Operating Officer of the Company since 1995. Prior to joining the Company, he was a partner with Arthur Andersen LLP and later a chief operating officer at the law firm of Finnegan, Henderson, Farabow, Garrett & Dunner.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows, as to the President and each of the other most highly compensated executive officers who earned in excess of $100,000 in annual salary or bonus, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL           LONG-TERM
                                       COMPENSATION      COMPENSATION
                                 ----------------------- ------------
                                                          SECURITIES   ALL OTHER
NAME AND PRINCIPAL                                        UNDERLYING  COMPENSATION
POSITION                 YEAR    SALARY ($) BONUS ($)(3) OPTIONS (#)      ($)
------------------       ----    ---------- ------------ ------------ ------------
Thomas M. Jorde(1)...... 1997     100,000         --           --      1,060,453(2)
 President               1996     100,000         --           --        396,796(2)
                         1995     167,334         --           --        511,481(2)
Donald A. Bunch......... 1997     200,000      60,000       25,000         6,000(4)
 Chief Operating Officer 1996     200,000      40,000          --            --
                         1995      94,327      30,000          --            --
Kimberly D. Gilmour..... 1997     128,333      55,000       50,000         6,000(4)
 Chief Financial Officer 1996(5)      --          --           --            --
                         1995(5)      --          --           --            --

--------
(1) In addition to these amounts, Mr. Jorde and three Jorde family trusts received Subchapter S Distributions totaling $88,514 as shareholders of the Company. See "Certain Relationships and Related Transactions -- S Corporation Distribution."
(2) Represents amounts paid by the Company in connection with a consulting agreement. See "Certain Relationships and Related Transactions -- Principal Agreements."
(3) Bonuses for services rendered are granted at the discretion of the Board of Directors. Such bonuses are generally determined and paid before the end of December.
(4) Represents matching contributions under the Company's 401(k) Plan, which is a defined benefit contribution plan available to all employees.
(5) Total annual compensation for these years did not exceed $100,000.

STOCK OPTION GRANTS AND EXERCISES

  The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------
                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                         ANNUAL RATES OF STOCK
                         SECURITIES   OPTIONS                            PRICE APPRECIATION
                         UNDERLYING  GRANTED TO  EXERCISE                FOR OPTION TERM(1)
                          OPTIONS   EMPLOYEES IN   PRICE    EXPIRATION  ----------------------
NAME                      GRANTED   FISCAL YEAR  ($/SHARE)     DATE       5% ($)    10% ($)
----                     ---------- ------------ --------- ------------ ---------- -----------
Donald A. Bunch.........   25,000       4.0%       9.00    Dec 31, 2002     62,663    138,597
Kimberly D. Gilmour.....   50,000       8.1%       9.00    Dec 31, 2002    125,326    277,194

--------
(1) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any.

  The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1997 and the value of unexercised options at such date.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                    OPTIONS AT           IN-THE-MONEY OPTIONS
                          ACQUIRED    VALUE     FISCAL YEAR-END(#)(1)   AT FISCAL YEAR-END($)(2)
                         ON EXERCISE REALIZED ------------------------- -------------------------
NAME                         (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Donald A. Bunch.........     --        --         --         25,000         --           --
Kimberly D. Gilmour.....     --        --         --         50,000         --           --

--------
(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.
(2) Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($8.75 per share as of December 31, 1997) and the exercise price of the options.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

  In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.

PRINCIPAL AGREEMENTS

  The Company is party to a principal agreement with each of David J. Teece, the Chairman of the Board of Directors of the Company, Thomas M. Jorde, a director and the President of the Company, and Richard Gilbert, Robert Harris and Gordon Rausser, each a director of the Company. Each of the Messrs. Teece, Jorde, Gilbert, Harris and Rausser have entered into exclusive consulting agreements with the Company pursuant to which each such person provides consulting services in consideration for a cash payment equal to the sum of the amount of fees collected by the Company for expert services provided by such person. Each person also receives a percentage (ranging from 14.5% to 19.5%) of professional staff fees collected by the Company on projects secured by such person even if such person is not providing services on the project. During 1997, the Company paid $779,844, $1,060,453, $854,775, $1,520,461 and
$1,574,026 to Dr. Teece, Professor Jorde, Dr. Gilbert, Dr. Harris and Dr. Rausser, respectively pursuant to these arrangements as payment in full. These consulting agreements are terminable at will by either the consultant or the Company and do not contain restrictions on competition after termination.

SHAREHOLDERS AGREEMENT

  The Company and its shareholders (immediately prior to the December 1997 initial public offering) are parties to the Amended and Restated Shareholders Agreement, dated as of December 18, 1997, which provides, in part, (i) that each such shareholder will not transfer such shareholders shares of Common Stock to an unaffiliated third party without the Company's consent and (ii) the Company has the right to repurchase each such shareholders shares of Common Stock at one-half of the then current market price of the shares if such shareholder (a) ceases to provide services on a regular basis to the Company, (b) breaches any provision of such shareholders Principal Agreement with the Company, or (c) attempts to transfer such shareholder's shares of Common Stock to an unaffiliated third party without the Company's consent. The Company's repurchase right lapses ratably (at 20% per year) over a period of five years starting on December 18, 1998. The following directors and executive officers are parties to the Amended and Restated Shareholders' Agreement; David J. Teece, Gordon C. Rausser, Thomas M. Jorde, Robert G. Harris, Richard J. Gilbert, Donald A. Bunch and Kimberly D. Gilmour. All shares held by Messrs. Teece, Rausser, Jorde, Harris, Gilbert, Bunch and Ms. Gilmour and their respective family trusts are subject to the Amended and Restated Shareholders' Agreement. See "Security Ownership of Certain Beneficial Owners, Directors and Management."

INDEBTEDNESS

  In connection with the purchase of shares of Common Stock on July 1, 1993, Kimberly Gilmour, the Company's Chief Financial Officer, executed a $117,702.40 promissory note to the Company with interest at 7% per annum. The largest principal amount outstanding under such note during 1997 was $91,602.83. As of March 31, 1998, the outstanding principal amount was paid in full. In connection with the purchase of shares of Common Stock on January 1, 1997, Donald A. Bunch, the Company's Chief Operating Officer, executed a $87,013.76 promissory note to the Company with interest at 7% per annum. As of March 31, 1998, the outstanding principal amount under this promissory note was $61,232.18. In connection with the purchase of shares of Common Stock on July 1, 1993, May 1, 1995 and October 16, 1996, Robert G. Harris, a director of the Company, executed three promissory notes to the Company for $235,404.80, $536,143.68 and $687,427.20, respectively, totaling $1,458,975.68 with interest at 7% annum. Each of the above notes was amended in October 1997 and Mr. Harris' three promissory notes were consolidated into one $1,168,508.64 promissory note. The largest aggregate principal amount outstanding under these notes during 1997 was $1,320,486.74. As of March 31, 1998, the outstanding principal amount was paid in full. As amended, each of the above notes matures on December 31, 2002.

S CORPORATION DISTRIBUTION

  In December of 1997 the Company declared an S Corporation distribution to its existing shareholders in an aggregate amount represented all cash basis undistributed earnings of the Company taxed or taxable to its shareholders through December 18, 1997, which is the date the Company ceased to be an S Corporation. The amount of the distribution was $5,356,566. This distribution was paid to those persons or entities who held shares of common stock of the Company immediately prior to December 18, 1997. Of the total distribution of $5,356,566, $1,242,289 was distributed to David J. Teece (including family trusts); $88,514 was distributed to Thomas M. Jorde (including family trusts); $628,578 was distributed to Gordon C. Rausser (including family trusts); $1,005,204 was distributed to Richard J. Gilbert (including family trusts); $947,937 was distributed to Robert G. Harris (including family trusts); $57,175 was distributed to Kimberly D. Gilmour and $32,875 was distributed to Donald A. Bunch. Of the $5.4 million dividend, $1,726,225 was retained by the Company to reduce the principal and interest of the promissory notes receivable from shareholders, including $934,430, $32,875 and $57,175 from Mr. Harris, Mr. Bunch and Ms. Gilmour, respectively. The remaining amounts retained were from shareholders who are not officers or directors of the Company.

STOCK OPTIONS AND REPURCHASES BY THE COMPANY

  On April 22, 1997, David J. Teece, the Chairman of the Board, exercised an option (granted in April 1994) to purchase from the Company 171,379 shares of Common Stock for $357,782. On October 10, 1997, the Company repurchased 85,690 of these shares from Mr. Teece for $184,998.01.

LEGAL COUNSEL

  During fiscal 1997, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati. The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Rosati and Spencer. No interlocking relationship exists between the Company's Board of Directors and Compensation Committee and the board of directors or or compensation committee of any other company.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Company Performance graph shall not be incorporated by reference into any such filings.

GENERAL

  The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the president and other executive officers. The Committee currently is comprised of Messrs. Rosati and Spencer of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

  Compensation Philosophy and Relationship of Performance. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 1997 as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors compensation levels and compensation components for the executive officers.

  The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus Shareholder value, by aligning the financial interests of the key executives with those of Shareholders.

  The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance bonus, benefits and long-term incentive opportunity in the form of stock options and stock ownership. Long-term incentives are tied to stock performance through the use of stock options. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and Shareholders' interests in the enhancement of Shareholder value. The Committee believes this philosophy and structure are in the best interests of the Shareholders.

  Executive compensation for fiscal 1997 primarily consisted of base salary and performance incentives awarded in the form of stock options for such period.

  Compensation of the President. Thomas M. Jorde has served as President of the Company since 1988. Mr. Jorde believes that his compensation should be linked to the long-term interests of the Company's shareholders. Accordingly, he receives a substantial portion of his income through a consulting agreement with the Company and through his ownership position in the Company's Common Stock. Mr. Jorde did not receive an increase in his base salary or any bonus compensation in 1997. See "Certain Relationships and Related Transactions -- Principal Agreements" and "Compensation of Executive Officers."

  Stock Options. The Compensation Committee of the Board of Directors generally determines stock option grants to eligible employees including the Named Officers. The Committee believes that options granted to management reinforce the Committee's philosophy that management compensation should be closely linked with Shareholder value. Stock options have been granted to all of the Company's management and key employees.

  Other Compensation Plans. The Company has adopted certain broad-based employee benefit plans in which all employees, including the Named Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's 401(k) Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Officers, can contribute up to a statutorily prescribed annual limit of $10,000 in 1998. In 1997, the Company matched 100% of employee contributions for the first 3% of salary, and 50% of employee contributions between 3% and 5% of salary.

                                          COMPENSATION COMMITTEE

                                          Mario M. Rosati
                                          William J. Spencer

COMPANY PERFORMANCE

  The following graph demonstrates a comparison of cumulative total Shareholder returns, calculated on a dividend reinvestment basis and based upon an initial investment of $100 in the Company's Common Stock as compared with the Standard and Poor's 500 Stock (the "S&P 500") Index and the Peer Group Index for Publicly Traded Management Consulting Service Firms (the "Peer Group Index"). No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The Company's Common Stock began trading on New York Stock Exchange on December 18, 1997. The graph reflects the Company's stock price performance from the initial public offering through the end of fiscal 1997.

      COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG LECG, INC., STANDARD &
        POORS 500 STOCK INDEX, AND THE PEER GROUP INDEX FOR MANAGEMENT
                              CONSULTING SERVICES

                                  VALUE ON        VALUE AT     TOTAL RETURN FOR
                              DECEMBER 18, 1997 YEAR END 1997 MEASUREMENT PERIOD
                              ----------------- ------------- ------------------
The Company..................      $100.00         $ 97.22           (2.8)%
S & P 500....................       100.00          100.51            0.5%
Peer Group...................       100.00          101.50            1.5%

--------
(1) The Peer Group Index includes the Common Stock of Hagler Bailly, Inc., Metzler Group, Inc. and Maximus, Inc. The returns of each component issuer in the Peer Group have been weighted according to the respective issuer's stock market capitalization at the beginning of the period for which a return is indicated.

                                  PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has selected Arthur Andersen LLP, as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending December 31, 1998, and recommends that Shareholders vote for ratification of such appointment. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent Shareholders were complied with.

                             FINANCIAL STATEMENTS

  The Company's Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors.


                                          /s/ THOMAS M. JORDE
                                          ----------------------------
                                          THOMAS M. JORDE
                                          President

Dated: April 3, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   LECG, INC.

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1998

  The undersigned Shareholders of LECG, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Thomas M. Jorde and David J. Teece, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of LECG, Inc. to be held on April 24, 1998, at 12:00 noon, local time, at 1900 Powell Street, 2nd Floor, Emeryville, California 94608, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

  1. ELECTION OF DIRECTORS:

     [_]FOR nominees listed below (except as marked to the contrary below)

     [_]WITHHOLD AUTHORITY to vote for all nominees listed below

     If you wish to withhold authority to vote for any individual nominee(s), strike a line through that nominee's name in the list below:

     David J. Teece Thomas M. Jorde Richard J. Gilbert Robert G. Harris Gordon C. Rausser Mario M. Rosati William J. Spencer


2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
AUDITORS:

                   [_] FOR      [_] AGAINST    [_] ABSTAIN

3. IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF:

                   [_] FOR      [_] AGAINST    [_] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                                             Dated: _____________________, 1998

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Signature

                                             (This Proxy should be marked,
                                             dated, signed by the
                                             Shareholder(s) exactly as his or
                                             her name appears hereon, and
                                             returned promptly in the enclosed
                                             envelope. Persons signing in a
                                             fiduciary capacity should so
                                             indicate. If shares are held by
                                             joint tenants or as community
                                             property, both should sign.)